SMITH BARNEY WORLD FUNDS INC.
SMITH BARNEY INFLATION MANAGEMENT FUND

Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
JUNE 20, 2005 filed on JUNE 20, 2005.
(Accession No. 0001193125-05-127879)